Exhibit 99.2

U n l o c k i n g N e x t - G e n e r a t i o n Th e r ap i e s t o T r e a t C an c e r I n v e s t o r P r e s e n t a t i o n

Today's Speakers: Voyager Acquisition Corp. (NASDAQ: VACH)



Warren Hosseinion
Chairman

- Chairman of Cardio Diagnostics, Inc. (NASDAQ: CDIO)
- Director and President of Nutex Health, Inc. (NASDAQ: NUTX)
- Co-founder of Apollo Medical Holdings, Inc. (NASDAQ: ASTH)
- Former Chairman of the Board of Directors of Clinigence Holdings, Inc.

CardioDiagnostics NUTEX HEALTH



Adeel Rouf
President, CEO and Director

- President, CFO and Director of Titan Acquisition Corp (NASDAQ: TACH)
- Director of Zalatoris and Zalatoris II (NASDAQ: TCOA and ZLS)
- Former Investment Professional at Cohen and Company
- Former Member of J.P. Morgan IB Leveraged Finance Team

C& CO COHEN & COMPANY FINANCIAL GROUP J.P.Morgan

VERAXA
2

Today's Speakers: VERAXA



Dr. Christoph Antz
CEO and Co-Founder

- CEO and Co-Founder of VERAXA Biotech
- Former Managing Director of Acousia Therapeutics
- Former Managing Director of Luxendo (acquired by Bruker in 2017)
- Former Venture Capital Investor with EMBL Ventures

acousia therapeutics | LUXENDO A BRUKER COMPANY



Oliver R. Baumann
Chairman

- Chairman of VERAXA Biotech and CEO of Xlife Sciences
- Board member at Axenoll Life Sciences AG, Pecunia Solutions, and Carbon Ocean AG
- Former CEO and Manging Partner of Belvoir Wealth Management AG
- Former Investment Advisor at Credit Suisse

Xlife sciences | CREDIT SUISSE Part of UBS Group

VERAXA
3

Disclaimer and Forward-Looking Statements

Forward-Looking Statements

This presentation contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements relating to the business combination (the "**Transaction**") between VERAXA Biotech AG ("**Veraxa**") and Voyager Acquisition Corp. ("**Voyager**"), including the anticipated timing and benefits thereof; Veraxa's implied enterprise value; expectations regarding the healthcare and biopharmaceutical industries; Veraxa's development of, the potential benefits of, and patient access to, its product candidates for the treatment of cancer; Veraxa's ability to develop additional product candidates, including through use of Veraxa's BiTAC platforms; the anticipated benefits of the BiTAC treatment approach; and Veraxa's ability to general revenue in the future. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "think," "strategy," "future," "opportunity," "potential," "plan," "seeks," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These statements are based on management's expectations, assumptions, estimates, projections and beliefs as of the date of this presentation and are subject to a number of factors that involve known and unknown risks, delays, uncertainties and other factors not under the company's control that may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to (i) the risk that the Transaction may not be completed in a timely manner or at all; (ii) the failure to satisfy conditions to consummation of the Transaction; (iii) the effect of the Transaction and its announcement or pendency on Veraxa's business, results of operations, and plans; (iv) the failure to realize anticipated benefits of the Transaction; (v) legal proceedings related to the Transaction; (vi) changes in the markets in which Veraxa competes; (vii) changes in general economic conditions; (viii) uncertainties inherent in the execution, cost, completion, and results of preclinical studies and clinical trials; (ix) risks related to regulatory review and approval and commercialization; (x) risks related to intellectual property protection; and (xi) Veraxa's limited operating history. Further information about these and other relevant risks and uncertainties may be found in the registration statement on Form S-1 filed with the Securities and Exchange Commission (the "**SEC**") by Voyager on June 18 , 2024.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the "Risk Factors" section of the proxy statement/prospectus and the amendments thereto, the definitive proxy statement/prospectus, and other documents to be filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Voyager nor Veraxa undertake an obligation to update the forward-looking statements, except as required by applicable laws.

Additional Information and Where to Find It

In connection with the Transaction, Voyager has filed relevant materials with the SEC, including a registration statement on Form S-1, which includes a preliminary proxy statement/prospectus of Voyager , and will file other documents regarding the Transaction with the SEC. This presentation is not intended to be, and is not, a substitute for the proxy statement/prospectus or any other document that Voyager has filed or may file with the SEC in connection with the Transaction. When available, the definitive proxy statement and other relevant materials for the Transaction will be mailed or made available to stockholders of Voyager. You are urged to carefully read, when they become available, any relevant documents filed with the SEC, because they will contain important information about Voyager, Veraxa, and the Transaction. Voyager's investors and stockholders and other interested persons will also be able to obtain copies of the registration statement, the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, other documents filed with the SEC that will be incorporated by reference therein, and all other relevant documents filed with the SEC by Voyager in connection with the Transaction, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to Voyager Acquisition Corp., 131 Concord Street, Brooklyn, NY 11201, Attention: Adeel Rouf, CEO and Director.

Participants in the Solicitation

Voyager, Veraxa, and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Voyager's stockholders with respect to the Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Transaction of Voyager's and Veraxa's directors and officers in Voyager's upcoming filings with the SEC, including a registration statement on Form F-4, a preliminary proxy statement/prospectus, a definitive proxy statement/prospectus, amendments and supplements thereto, and other documents filed with the SEC.

No Offer or Solicitation

This presentation is not a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Transaction and will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

VERAXA
4

Transaction Summary

Transaction Highlights

Business Combination Structure

- Voyager Acquisition Corp intends to complete a business combination with VERAXA, a leading company in the next oncology revolution
- The business combination is expected to close in Q4 2025

Valuation

- The business combination implies a pro forma combined enterprise value of approximately $1.38 billion
- Existing VERAXA shareholders would roll over 100% of their equity as part of the business combination

Estimated Sources & Uses

Sources	($M)
VERAXA Rollover	$1,300
SPAC Cash in Trust	$253
PIPE	$25
Total	**$1,578**

Uses	($M)
Equity to VERAXA	$1,300
Cash to balance sheet	$253
Illustrative transaction expenses	$25
Total	**$1,578**

Pro Forma Valuation

PF Shares Outstanding (M)	164.1
Share Price ($)	$10.00
PF Equity Value ($M)	**$1,641.3**
(-) PF Cash ($M)	259
PF Enterprise Value ($M)	**$1,382.3**

Pro Forma Ownership



3.9%
1.5%
3
4
2
15.4%
79.2%
1

		Shares (M)	Ownership %
1	VERAXA Rollover Equity	130.0	79.2%
2	SPAC Shareholders	25.3	15.4%
3	Sponsor Shares	6.3	3.9%
4	PIPE Shareholders	2.5	1.5%

Assumptions:

1. 164.1M pro forma shares outstanding at $10.00 per common share. Total sponsor shares of 6.325M
2. $25M PIPE is not yet committed and is illustratively priced at $10.00 per share
3. PF Cash consists of $253M cash to balance sheet and $6M of existing cash
4. Assumes $253M remaining in trust (0% Redemptions). Excludes interest earned in the trust. SPAC cash amount is subject to change depending on the actual interest earned in the trust and total number of redemptions
5. All charts and tables exclude 12.65M SPAC warrants and 7.665M Private Placement warrants. All warrants have a strike price of $11.50 per common share

VERAXA

5

U n l o c k i n g N e x t - G e n e r a t i o n Th e r ap i e s t o T r e a t C an c e r I n v e s t o r P r e s e n t a t i o n

Vision

A world where cancer is no longer a life-threatening diagnosis but a manageable condition—where patients live without fear, empowered by groundbreaking therapies.

Mission

At VERAXA, we aim to transform cancer medicine with BiTAC, a breakthrough technology, that precisely targets tumors while protecting healthy tissue.



VERAXA

VERAXA is Leading the Next Oncology Revolution

2020
Founded by Two EMBL*
Spin Offs

$60M
Capital Raised and
Effectively Implemented

$431B
Global Solid Tumor
Market in 2025

19.7%
Global Market CAGR
2025 - 2033

Ph1
Clinical program in Acute
myeloid leukemia (AML)

3
Expected Clinical-Stage
Drug Programs in 2029

4
Expected Technology Platforms
(2 Disruptive, 2 Best-in-class)

22
Patent families

VERAXA

*European Molecular Biology Laboratory (EMBL): https://www.embl.org.
Source: Market Data Forecast

VERAXA's Solution to Cancer Therapies



Toxicity
Efficacy
Toxicity
Efficacy
Chemotherapy
Advanced Cancer Therapeutics
BiTAC (VERAXA)

- **VERAXA's Breakthrough**
  BiTAC (Bi-Targeted Antibody Cytotoxicity) – a novel technology platform tackling these challenges

- **How BiTAC Works**
  Requires dual-antigen engagement to minimize off-tumor toxicity while enhancing tumor specificity

- **Current Cancer Therapies Face Major Limitations**
  Antibody-Derived-Conjugates (ADC)s and bispecific T-cell engagers (TCE)s fail in the majority of cases based on clinical trial data due to toxicity or lack of efficacy

- **Key Challenge**
  On-target, off-tumor effects cause harmful side effects when target antigens are expressed on healthy cells

- **Impact**
  Expands the therapeutic window for ADCs and TCEs, enabling safer and more effective cancer treatments

VERAXA

Sources: Nature Reviews Clinical Oncology, Volume 20, August 2023, 558-576 & Global Data

TAM of $431B for VERAXA's Solution

TAM (Total Addressable Market)



Global Solid Tumor Market
2000
1800
1600
1400
1200
1000
800
600
400
200
0
$ billion
19.7%
Global Market CAGR, 2025-2033
$1.059tn
$431bn
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033

Source: Market Data Forecast

SOM (Serviceable Obtainable Market)



Global TCE & ADC Market
$169 bn
TCE-Market
$112bn
44,2%
$34 bn
ADC-Market
$57bn
$18bn
29,6%
$16bn
2025
CAGR
2030

Source: Mordor Intelligence & Precedence Research

VERAXA

Executive Leadership and Management Team

Management Team



Christoph Antz, PhD
CEO

25+ years of experience
Serial entrepreneur, VC, M&A, company building
Medical Physicist, Max-Planck
EMBL Ventures, Luxendo, Acousia Therapeutics



Heinz Schwer, PhD, MBA
CBO

25+ years of experience
Serial entrepreneur, VC, M&A, company building
Clinical Chemist, Harvard Medical School, Henley
Sloning Biotech, MorphoSys, ViraTherapeutics, EMBL Ventures



Rick Austin, PhD
CSO

25+ years of scientific leadership in pioneering immune oncology companies
Biochemistry, Biophysics, Molecular Biology, Yale University
Tularik, Amgen, Harpoon



Torsten Bürgermeister
CFO

25+ years of experience
Finance in global life science
Diploma in Business Administration, Mannheim
Molecular Health, BASF Pharma, Techem Energy, Colt Telekom

Clinical Advisory Board



Prof. Ralf Bargou
Chair for Translational Oncology
University Clinic Wuerzburg



Prof. Dimitris Tzachanis
Hematologist/ Medical Oncologist
UC San Diego Health



Prof. Gernot Stuhler
Adjunct Professor at University of Würzburg



Prof. Matthias Miederer
Head Department Transl. Oncology
NCT Dresden

Board of Directors



Oliver R. Baumann
Chairman
Xlife Sciences AG



David L. Deck
Board Member

VERAXA

11

Scientific Leadership



Christoph Erkel, PhD
Head of R&D

20+ years in antibody discovery and preclinical development
Biology
Max-Planck, Univ. of Marburg
Sloning, MorphoSys



Marian Weiss, PhD
Director Microfluidics

7 years in microfluidic devlpmt.
Physics
Max-Plank, Univ. Heidelberg
Hahn-Schickard, Velabs Therapeutics

The DNA of VERAXA

Yale, Harvard Medical School, Massachusetts Institute of Technology, UCSF, acousia therapeutics, Max Planck Gesellschaft, Universität Mannheim, Roche, Tularik, sloning BioTechnology, Amgen, Luxendo A Bruker Company, MorphoSys, Boehringer Ingelheim, ViraTherapeutics, Harpoon Therapeutics, EMBL Ventures, EMBL, BASF, Molecular Health, lanthio pharma



Steffen Dickopf, PhD
Director BiTAC TCE

10 years in discovery immune oncology antibody development
Molecular Biotechnology
LMU Munich
Roche, MorphoSys



Anna Pryszlak, PhD
Director Translation Research

7 years in microfluidics and antibody screening
Biotechnology, Virology
Univ. Heidelberg
EMBL, Velabs Therapeutics



Paul Sauter, PhD
Director BiTAC ADC

7 years in click-chemistry and ADC discovery
EMBL, Araxa



Steffen Runz, PhD
Director Bispec ADCs

15+ years in antibody discovery & development
Morphosys, Velabs Therapeutics



Christine Köhler, PhD
Director Protein Expression & GCE

7 years in GCE development
Biology
University of Mainz
EMBL, Araxa

VERAXA

First In Class Technologies with One Vision



ADC
Technologies
Click-
Chemistry
BiTAC
ADC
GCE
Technology
Glycan
Conjugation
FIGHT
CANCER
TCE
Technologies
BiTAC
TCE
BiTAC
Formats
Hemibody
Technology
Hemibody
Dosing

Our Antibody Drug Conjugate (ADC) technology selectively targets and destroys cancer cells while sparing healthy ones with no reported side effects

Our T-Cell Engager (TCE) technology harnesses the body's immune cells to specifically target and destroy cancer cells with no reported side effects

VERAXA
13

Severe Toxicity is the Problem in Cancer Therapies



Single Molecule Targeting
T-Cell
TCE
(T-Cell Engager)
T-Cell
Same Marker
Cancer Cell
Healthy Cell
Single Molecule Targeting
ADC
(Antibody Drug Conjugate)
Same Marker
Cancer Cell
Healthy Cell

PROBLEM
Single Cancer Markers are found on Healthy Cells.

VERAXA

14

VERAXA's Solution Eliminates the Problem



BiTAC TCE
(T-Cell Engager)
T-Cell
killing
killing
Dual Molecule Targeting
Different Marker
Cancer Cell
Healthy Cell
Healthy Cell
Selective marker pair
BiTAC ADC
(Antibody Drug Conjugate)
Dual Molecule Targeting
Different Marker
Cancer Cell
Healthy Cell
Healthy Cell

SOLUTION

A highly specific dual-marker approach targets tumor cells with precision.

Destroy cancer cells while preserving healthy ones.

VERAXA
15

VERAXA Demonstrates Preclinical Efficacy in Animal Models



Cancer Cells Eradicated
Negative Control
Blue Colour indicates cancer cells
Treatment with **ONE Hemibody** Target 1
Treatment with **ONE Hemibody** Target 2
Treatment with **TWO Hemibodies** combined Target 1 + Target 2 attacking two different targets
Positive Control
Day 1
Day 4
Day 7

Adapted from Geis *et al.* 2021 (Nature Communications): NOD SCID mice injected with luciferase-positive MM.1S cells - Tumor bearing mice (Multiple Myeloma) were treated with Hemibodies (Hb) alone and in combination targeting αSLAMF7 and αCD38

Hemibody:
The first generation of BiTAC antibodies, showed promising results in animal studies at the University Clinic of Würzburg.

Why VERAXA?
VERAXA holds exclusive rights to all Hemibody patents and has developed proprietary second-generation BiTAC molecules with superior development, efficacy and specificity

VERAXA
16

VERAXA Technologies Supercharged by Data-Rich AI

VERAXA leverages an AI-powered database combining scientific, clinical, drug and commercial data across oncology, including ADCs and TCEs. This platform continuously evolves to identify and validate optimal target pairs for diverse cancer types, accelerating therapeutic innovation.



Scientific Data
Target Biology
Druggability
Tumor Biology
Drug Design
Developability
Drug Design
Clinical Data
Efficacy
Safety
Indication Space
Biomarkers
Competitive Intelligence
Commercial Data
AI
Expression in healthy
Expression in disease
Functionality
Turnover
In-vitro potency
In-vivo efficacy & safety
Escape mechanisms
Tumor heterogeneity
Solubility
Affinities
Geometry
Productivity
OS
On-target off-tumor tox
TRAEs
PFS
Off-target tox
Solid tumor
Incidence
Stratification
Mortality
Standard of care
Targets
Competition on MoA
Patient numbers
Patient convenience

VERAXA

17

A Modular Platform for Cost-Effective Drug Development

Number of targets used for approved drugs



~ 850
Total number of targets
~ 80
Cell receptors in cancer indications
~ 10
Solid tumor associated antigens

Sources: Human Protein Atlas and Sharifi *et al.*; JCI Insight, 2024 Sep 24

- The modular BiTAC system creates many programs from a few molecules.
- BiTAC acts like a flexible construction kit, enabling multiple combinations.
- Example: 6 BiTAC molecules can generate 15 unique programs and 10 BiTAC molecules generate 45 programs.
- CMC costs are incurred only once, reducing expenses.
- **Reusing BiTAC molecules speeds up development and cuts costs by up to 60%.**

VERAXA
18

IP Excellence Underpinning VERAXA's Technologies

Exclusive Licenses covering:
- BiTAC-TCEs
- Microfluidic
- Signal-Detection
- etc.

Approved patents and patent applications covering:
- BiTAC-TCEs
- BiTAC-ADCs
- Microfluidic
- Click-Chemistry
- Glycan-Conjugation
- etc.



In-Licensed Patents
Trade Secrets
Patents & Application
Freedom-to-Operate

VERAXA keeps certain trade secrets to make the IP package stronger and prevent other companies to copy:
- AI-powered algorithm for target identification
- Positional intelligence for Genetic Code Expansion
- Microfluidic design
- etc.

Various studies carried out that confirm FTO in all areas

VERAXA
19

Surpassing the Limits of Conventional Cancer Therapies


T-Cell Engager
Protease Based
Protease
Target
Require tumor-specific protease
VERAXA
BiTAC-TCE
BiTAC-ADC
Vir
AMUNIX
CYTOMX
Revitop
ONCOLOGY
Janux
Takeda
REGENERON
IMMUNOCORE
AMGEN
Roche
Pfizer
Genmab
xencor
GILEAD
Daiichi-Sankyo
Johnson&Johnson
Genentech
ADC
THERAPEUTICS
astellas
AstraZeneca
immunogen
Seagen
Efficacy
Tumor Specificity (Safety)

- All major ADC developers use technologies that severely impact healthy cells
- Approved T-cell engagers work only in cancers with highly selective single targets
- Few companies (circle) work on T-Cell engagers that use a dual-targeting approach but require tumor-specific proteases
- VERAXA's BiTAC technology enables a much more selective attack on cancer cells while sparing healthy ones - making it possible, for the first time, to target solid tumors with non-exclusive cancer markers

VERAXA

Disclaimer: Major market players sorted in no particular order

20

Converting VERAXA's Technologies into Commercial Value


Johnson&Johnson
AMGEN
Roche
Bristol Myers Squibb
GSK
MERCK
VERAXA
Partner
Partner
BiTAC
TCE
T-Cell Engager
ADC
Antibody Drug Conjugates


Potential Company Value (Qualitative)
2025
2026
2027
2028
2029
2030
Partner ADC
Partner TCE
VERAXA ADC
VERAXA TCE
ADC Technology
BiTAC-ADC Platform
BiTAC-TCE Platform

Disclaimer: Major market players are shown as potential licensees

VERAXA
21

Redefining and Rapidly Expanding Pipeline

	Program	Partner	Type	Disease	2025	2026	2027	2028	2029	2030
VERAXA	VX-A903-1		BiTAC-TCE	LC, PC	Discovery	Preclinical	Preclinical	Ph1	Ph1	Ph2
	VX-A903-2		BiTAC-TCE	LC, PC	Discovery	Preclinical	Preclinical	Ph1	Ph1	Ph2
	VX-A904		BiTAC-ADC	OC, BC	Evaluation	Discovery	Preclinical	Preclinical	Ph1	Ph1
	VX-A905	In negotiation	Bispec. ADC	EC, BC	Discovery	Exit				
	VX-A901	In negotiation	Fc-enh. mAb	AML	Ph1	Licensing				
	VX-A902	In negotiation	ADC	BC	Discovery	Licensing				
Partnerships*	VX-P903	Univ. WÜ	BiTAC-TCE	MM	Preclinic	Preclinic	Ph1	Licensing		
	VX-P101		BiTAC-TCE	tbd	Discovery	Preclinic	Preclinic	Licensing		
	VX-P102		BiTAC-TCE	tbd	Discovery	Preclinic	Preclinic	Licensing		
	VX-P103		BiTAC-TCE	tbd		Discovery	Preclinic	Preclinic	Licensing	
	VX-P201		BiTAC-ADC	tbd		Discovery	Preclinic	Preclinic	Licensing	
	VX-P202		BiTAC-ADC	tbd			Discovery	Preclinic	Preclinic	Licensing
	VX-P302		BiTAC-ADC	tbd			Discovery	Preclinic	Preclinic	Licensing

* Anticipated partnerships due to interested parties

VERAXA 22

VERAXA's Forecasts (2025-2030)

VERAXA: Positioned for Transformative Growth

VERAXA is poised to achieve future revenue growth through a combination of potential partnerships and continued development of its proprietary pipeline

Key Strategic Milestones by 2030:

- **Strategic Alliances:** Execution of two major multi-program partnerships with leading global Pharma or Biotech players.
- **Breakthrough Technologies:** Clinical validation of two first-in-class platforms – *BiTAC TCE* and *BiTAC ADC* – unlocking new therapeutic frontiers.
- **Pipeline Advancement:** Our lead programs will have successfully completed Phase 1 and advanced into Phase 2 trials, demonstrating both safety and early efficacy.
- **Next-Level Innovation:** VERAXA will be poised to scale its proprietary technology platform, opening new avenues for long-term growth and value creation.

Projected Cumulative Annual Revenue
(Millions EUR)



600
500
400
300
200
100
-
0
21
79
197
409
518
2025
2026
2027
2028
2029
2030
Partnered Programs
Existing Programs
Licensing Own Programs
Grants

VERAXA

Comparable M&A Transactions

ADC-Deals
Antibody Drug Conjugates

Total (mUSD)	Acquirer	Issuer	Year	Stage	Content
1,036	Oxford BioTherapeutics Ltd	Roche Holding AG	2025	Discovery	ADC discovery collab
1,207	Arrivent Biopharma Inc	Lepu Biopharma Co Ltd	2025	Preclinical	ADCs for gastrointestinal cancer
1,140	Taiho Pharmaceutical Co Ltd	Araris Biotech AG	2025	Preclinical	ADC linker platform AraLinQ™
1,200	Avenzo Therapeutics Inc	Duality Biotherapeutics Inc	2025	Preclinical	EGFR/HER3 bispecific ADC
1,400	Merck KGaA	Caris Life Sciences	2024	Discovery	Accelerate ADC Discovery
1,020	Roche	Suzhou Medilink Therapeutics	2024	Preclinical	ADC targeting c-Met
1,023	Bristol_meýers Squibb Co	Tubulis GmbH	2023	Discovery	ADC against solid tumors
1,020	Pyramid Biosciences Inc	GeneQuatum Biosciences	2023	Preclinical	ADC against TROP2
9,300	Merck & Co Inc	Sichuan Kelun Biotech	2023	Preclinical	7 preclinical investigational ADC against can
2,000	Amgen	Synaffix BV	2023	Preclinical	Development of next-gen ADCs

TCE Deals
Bi-specific Antibodies

Total (mUSD)	Acquirer	Issuer	Year	Stage	Content
n/a	SOTIO Biotech AS	Synaffix BV	2025	Preclinical	Develop two novel BsAbs
1,200	Avenzo Therapeutics Inc	Duality Biotherapeutics Inc	2025	Preclinical	EGFR/HER3 bispecific ADC
920	Candid Therapeutics	WuXi Biologics	2025	Preclinical	Trispecific T-cell engager
1,055	AbbVie	Simcere	2025	in Phase 1	Trispecific for multiple myeloma
1,700	Astellas Phara	Elpiscience	2024	Discovery	Bispecific macrophage engager
2,770	Merck & Co.	LaNova Medicines	2024	Discovery	Investigational anti-PD-1/VEGF bispecific
1,200	AbbVie	Aliada Therapeutics	2024	IND/Phase 1	Bispecific blood-brain-barrier platform
1,250	Johnson & Johnson	Numab	2024	Phase 1	Bispecific for atotic dermatitis
1,250	Johnson & Johnson	Yellow Jersey Therapeutics A	2024	Phase 1	BsAb targeting IL-4RA abd IL-31
1,300	Merck & Co.	Curon Biopharmaceutical	2024	Phase 1	Bispecific TCE to treat B-cell malignancies

***Majority of Deals are Executed Pre-Clinical Stages**

VERAXA
24

VERAXA

Next-Generation Therapies
Targeting five of the most prevalent and aggressive solid tumor indications.

Scalable Multi-Platform Technology
Broad application across major malignancies with a low-risk, high-reward growth profile.

Proven Leadership
Led by BiTAC's original inventors and supported by experienced biotech executives and clinical advisors.

Strong Financial Backing
Pre-IPO funding planned with a minimum of $25M capital at closing from strategic PIPE investors and/or from existing SPAC Trust to advance clinical programs.

Strategic Pharma Discussions
Engaged in advanced multi-program partnership talks with leading global pharmaceutical firms.

References

1. Global Solid Tumor Market Forecast
Market Data Forecast, 2024: (https://www.marketdataforecast.com/market-reports/solid-tumor-market)

2. Antibody Drug Conjugates Market Overview
Mordor Intelligence, 2024: (https://www.mordorintelligence.com/industry-reports/antibody-drug-conjugates-market)

3. Bispecific Antibodies Market Outlook 2023–2034
Precedence Research: (https://www.precedenceresearch.com/bispecific-antibodies-market)

4. Optimizing the safety of antibody-drug conjugates for patients with solid tumors
Paolo Tarantino et al.; Nature Reviews Clinical Oncology, Volume 20, August 2023, 558-576; https;//doi.org/10.1038/s41571-023-00783-w

5. VERAXA Research-Based Data 2024
Data found in the Global Data database (GlobalData.com) and the National Library of Medicine Clinical Trials Database (ClinicalTrials.gov)

6. Combinational targeting of multiple myeloma by complementing T cell engaging antibody fragments
Geis, M., Nowotny, B., Bohn, MD. *et al.*; *Commun Biol* **4**, 44 (2021); https://doi.org/10.1038/s42003-020-01558-0

7. Estimated Targets for Approved Drugs
Human Protein Atlas: (https://www.proteinatlas.org/humanproteome/tissue/druggable?utm_source=chatgpt.com)

8. Clinical cell-surface targets in metastatic and primary solid cancers
Sharifi et al., Clinical cell-surface targets in metastatic and primary solid cancers, JCI Insight, 2024 Sep 24;9(18):e183674; https://doi.org/10.1172/jci.insight.183674

VERAXA

References

9. **Comparable M&A Transactions:**

https://www.oxfordbiotherapeutics.com/news-events/oxford-biotherapeutics-enters-into-a-strategic-collaboration-with-roche-to-discover-novel-targets-for-antibody-based-therapeutics-for-the-treatment-of-cancer

https://www.biospace.com/deals/arrivent-joins-chinese-licensing-trend-with-potential-1-2b-adc-deal-with-lepu

https://www.globenewswire.com/news-release/2025/03/17/3043425/0/en/Taiho-Pharmaceutical-to-Acquire-Next-Generation-ADC-Drug-Discovery-Company-Araris-Biotech.html

https://avenzotx.com/press-releases/avenzo-therapeutics-and-dualitybio-announce-exclusive-global-license-for-potential-best-in-class-egfr-her3-antibody-drug-conjugate/

https://www.carislifesciences.com/about/news-and-media/caris-life-sciences-announces-partnership-with-merck-kgaa-darmstadt-germany/

https://www.prnewswire.com/news-releases/medilink-therapeutics-announces-worldwide-collaboration-and-license-agreement-with-roche-to-develop-next-generation-antibody-drug-conjugate-in-oncology-302024162.html

https://www.fiercebiotech.com/biotech/bristol-myers-pays-23m-develop-solid-tumor-adcs-based-tubulis-toxicity-taming-technology

https://www.prnewswire.com/news-releases/pyramid-biosciences-expands-oncology-pipeline-with-in-licensing-of-gq1010-a-potential-best-in-class-trop2-targeted-antibody-drug-conjugate-adc-from-genequantum-healthcare-301796003.html

https://www.goodwinlaw.com/en/news-and-events/news/2023/01/01_09-merck-and-kelun-biotech-announce

https://www.fiercebiotech.com/biotech/amgen-piles-2-billion-more-pharmas-adc-rush-synaffix-pact

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References

https://www.1stoncology.com/blog/sotio-expands-adc-pipelinesynaffix-collaboration-to-develop-two-novel-bispecific-candidates-sot112sot1131234651142/?t=int

https://avenzotx.com/press-releases/avenzo-therapeutics-and-dualitybio-announce-exclusive-global-license-for-potential-best-in-class-egfr-her3-antibody-drug-conjugate/

https://www.businesswire.com/news/home/20250106155648/en/Candid-Therapeutics-Enters-into-Agreement-with-WuXi-Biologics-on-Trispecific-T-cell-Engager

https://news.abbvie.com/2025-01-13-AbbVie-and-Simcere-Zaiming-Announce-Partnership-to-Develop-a-Novel-Trispecific-Antibody-Candidate-in-Multiple-Myeloma

https://www.prnewswire.com/news-releases/elpiscience-and-astellas-enter-into-research-collaboration-and-license-agreement-for-novel-bispecific-macrophage-engager-302023142.html

https://www.reuters.com/business/healthcare-pharmaceuticals/merck-signs-33-bln-deal-experimental-cancer-drug-2024-11-14/

https://www.fiercebiotech.com/biotech/abbvie-inks-14b-aliada-buyout-landing-ex-jj-alzheimers-drug-leap-blood-brain-barrier

https://www.jnj.com/media-center/press-releases/johnson-johnson-strengthens-pipeline-to-lead-in-atopic-dermatitis-with-the-completion-of-the-acquisition-of-yellow-jersey-therapeutics-gaining-ownership-of-nm26

https://www.pharmexec.com/view/johnson-johnson-inks-deal-acquire-yellow-jersey-therapeutics-1-25-billion-cash-deal

https://www.biospace.com/business/merck-puts-up-potential-1-3b-to-acquire-curons-b-cell-depletion-therapy

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